Exhibit 99.2

CytoSorbents Appoints Daniel Wendt, MD, PhD, MHBA, FECTS

as Vice President, Medical Affairs Cardiovascular

MONMOUTH JUNCTION, N.J., December 21, 2021 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification, announces the appointment of Professor Daniel Wendt, MD, PhD, MHBA, FETCS as Vice President, Medical Affairs Cardiovascular commencing January 1, 2022.

Dr. Wendt is an internationally renowned academic cardiac surgeon with over 15 years of experience in the management of complex cardiovascular patients and an outstanding academic track record. Currently, Dr. Wendt serves as Co-director of the Thoracic and Cardiovascular Surgery Clinic, West German Heart and Vascular Center in Essen, Germany and is Professor of Cardiac Surgery at Essen University Medical School.

During his career, Dr. Wendt performed the full gamut of adult cardiac surgery procedures, with a special focus on minimally invasive procedures, including catheter-based structural heart techniques and served as transcatheter aortic valve implantation (TAVI) international proctor for Edwards Lifesciences. In addition, Dr. Wendt has extensive experience in clinical investigation and has led or participated in multiple large multicenter studies, including studies supporting CE Mark and FDA approvals, and an equally impressive academic record with over 150 publications and seats on multiple editorial boards, including the prestigious Annals of Thoracic Surgery. Importantly, Dr. Wendt was one of the earliest adopters of CytoSorb® and over the years has treated hundreds of cardiac surgery patients across multiple indications, such as acute infective endocarditis, complex aortic surgery, post-cardiotomy vasoplegia, antithrombotic removal, and use in combination with extracorporeal mechanical oxygenation (ECMO). Dr. Wendt has rigorously captured the outcomes of these patients and to date has contributed over 10 scientific papers describing the benefits of CytoSorb use in cardiac surgery.

In his role, Dr. Wendt will be responsible for all cardiovascular medical affairs activities in support of the CE Mark approved uses of CytoSorb in cardiac surgery and will also be a key contributor to the Company’s cardiovascular clinical trial strategy, with the goal of data generation to drive broader adoption of the therapy across multiple indications.

Dr. Wendt commented, “I am thrilled to join CytoSorbents and eager to contribute to the Company’s leadership position in cardiac surgery. In my many years in the operating room I have consistently observed the benefits of cytokine removal with CytoSorb in complex cardiac operations such as acute endocarditis or complex aortic surgery and also witnessed the significant reductions in bleeding when using CytoSorb in urgent operations on patients on antithrombotic drugs like ticagrelor and rivaroxaban. I am convinced that CytoSorb could change standard practice and look forward to working closely with cardiac surgeons around the world to enhance their understanding of the therapy and drive increased utilization at their institutions.”

Dr. Efthymios Deliargyris, Chief Medical Officer of CytoSorbents stated, “We are very excited to welcome Dr. Daniel Wendt to CytoSorbents. Daniel’s deep subject matter expertise and extensive international cardiac surgery network will greatly amplify our efforts in support of cardiac surgery indications under CE Mark and increase the visibility of our polymer hemoadsorption technology within the cardiovascular community worldwide. In addition, his clinical trial experience will help both the execution of our current clinical programs and shape the design of future trials. Our commitment to cardiac surgery has never been greater, evidenced by our steadfast focus and progress on the FDA approved STAR-T and STAR-D antithrombotic removal trials, the launch of the international STAR registry and our continuous investment in top talent, such as Dr. Wendt, to support our global clinical and commercialization strategy.”

Dr. Wendt received his Medical Degree from the University Duisburg-Essen Medical School in Essen, Germany and completed a postdoctoral research fellowship and his residency at the Thoracic and Cardiovascular Surgery Clinic, West German Heart and Vascular Center in Essen, Germany. Dr. Wendt has earned the Habilitation distinction and in 2016 became Full Professor of Cardiac Surgery (Professor Dr. med. habil) at the Essen University Medical School. Dr. Wendt is Board-certified by the European Board of Cardiothoracic Surgery (FETCS) and also obtained his Master of Health Business Administration (MHBA) from the Friedrich-Alexander-University School of Business in Erlangen-Nuremberg, Germany.

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in intensive care and cardiac surgery using blood purification.  Its flagship product, CytoSorb®, is approved in the European Union with distribution in more than 70 countries around the world as an extracorporeal cytokine adsorber designed to reduce the “cytokine storm” or “cytokine release syndrome” seen in common critical illnesses that may result in massive inflammation, organ failure and patient death.  These are conditions where the risk of death can be extremely high, yet few to no effective treatments exist.  CytoSorb is also being used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure.  More than 152,000 cumulative CytoSorb devices have been utilized to date.  CytoSorb was originally introduced into the European Union under CE-Mark as a first-in-kind cytokine adsorber.  Additional CE-Mark label expansions were received for the removal of bilirubin and myoglobin in clinical conditions such as liver disease and trauma, respectively, and both ticagrelor and rivaroxaban during cardiothoracic surgery.  CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with imminent or confirmed respiratory failure.  The DrugSorb™-ATR Antithrombotic Removal System, which is based on the same polymer technology as CytoSorb, has also been granted FDA Breakthrough Designation for the removal of ticagrelor, as well as FDA Breakthrough Designation for the removal of the direct oral anticoagulant (DOAC) drugs, apixaban and rivaroxaban, in a cardiopulmonary bypass circuit during urgent cardiothoracic surgery.  The Company is initiating two FDA approved pivotal trials designed to support U.S. marketing approval of DrugSorb-ATR.  The first is the 120-patient, 20 center STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) randomized, controlled trial evaluating the ability of intraoperative DrugSorb-ATR use to reduce perioperative bleeding risk in patients on ticagrelor undergoing cardiothoracic surgery.  The second is the 120-patient, 25 center STAR-D (Safe and Timely Antithrombotic Removal - Direct Oral Anticoagulants) randomized, controlled trial, evaluating the intraoperative use of DrugSorb–ATR to reduce perioperative bleeding risk in patients undergoing cardiothoracic surgery on direct oral anticoagulants, including apixaban and rivaroxaban.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption.  Its technologies have received non-dilutive grant, contract, and other funding of more than $39.5 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others.  The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb™-ATR, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 9, 2021, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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Investor Relations Contact:

Terri Anne Powers

Vice President, Investor Relations

and Corporate Communications

(732) 482-9984

tpowers@cytosorbents.com

U.S. Public Relations Contact:
Eric Kim Rubenstein Public Relations
212-805-3052
ekim@rubensteinpr.com